Exhibit 20.4
Page 1 of 3

Navistar Financial 1994-C Owner Trust
For the Month of January 1996
Distribution Date of February 20, 1996

Original Pool Amount                  $315,029,921.60

Beginning Pool Balance                $206,097,588.02
Beginning Pool Factor                      0.6542159

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $8,229,254.32
  Interest Collected                    $1,611,842.28

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $569,047.99
Total Additional Deposits                 $569,047.99

Repos/Chargeoffs                           $62,797.81
Aggregate Number of Notes Charged Off             29

Total Available Funds                  $10,410,144.59

Ending Pool Balance                   $197,805,535.89
Ending Pool Factor                         0.6278944

Servicing Fee                             $171,747.99

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $13,748,504.23
  Target Percentage                             10.00%
  Target Balance                       $19,780,553.59
  Minimum Balance                       $6,615,628.35
  (Release)/Deposit                       $(49,477.43)
  Ending Balance                       $13,699,026.80

                                            Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           1,325,253.57      982
    31-60 days                             267,613.42      188
    60+ days                                87,361.84       44

    Total                                1,680,228.83      991

  Balances:
    60+ days                             1,299,903.50       44

Memo Item - Reserve Account
  Prior Month                          $13,097,661.71
  + Invest. Income                          49,477.43
  - Transfer to Collections Account       $601,365.09
  Beginning Balance                    $13,748,504.23

Exhibit 20.4
Page 2 of 3

Navistar Financial 1994-C Owner Trust
For the Month of January 1996

                                                                NOTES
                                      TOTAL            CLASS A-1       CLASS A-2      CERTIFICATES
Original
 Pool Amount Dist.:                $315,029,921.60  $207,000,000.00  $97,000,000.00  $11,029,921.60
 Distribution Percentages                                    96.50%           0.00%           3.50%
 Coupon                                                      7.650%          8.000%          8.300%

Beginning Pool Balance             $206,097,588.02
Ending Pool Balance                $197,805,535.89

Collected Principal                  $8,229,254.32
Collected Interest                   $1,611,842.28
Charge-Offs                             $62,797.81
Liquidation Proceeds/Recoveries        $569,047.99
Servicing                              $171,747.99
Cash Transfer from Reserve Account    $(601,365.09)
  Total Collections Available
    for Debt Service                 $9,637,031.51

Beginning Balance                  $205,784,564.84   $99,902,524.75  $97,000,000.00   $8,882,040.09

Interest Due                         $1,344,979.38      $636,878.60     $646,666.67      $61,434.11
Interest Paid                        $1,344,979.38      $636,878.60     $646,666.67      $61,434.11
Principal Due                        $8,292,052.13    $8,001,830.31           $0.00     $290,221.82
Principal Paid                       $8,292,052.13    $8,001,830.31           $0.00     $290,221.82

Ending Balance                     $197,492,512.71   $91,900,694.44  $97,000,000.00   $8,591,818.27
Note/Certificate Pool Factor
  (Ending Balance/Original Pool Amount)                0.4439647074    1.0000000000    0.7789555160

Total Distributions                  $9,637,031.51    $8,638,708.91     $646,666.67     $351,655.93

Interest Shortfall                           $0.00            $0.00           $0.00           $0.00
Principal Shortfall                          $0.00            $0.00           $0.00           $0.00
 Total Shortfall (required from Reserve)     $0.00            $0.00           $0.00           $0.00

Excess Servicing                             $0.00

Beginning Reserve Account Balance   $13,748,504.23
(Release)/Draw                         $(49,477.43)
Ending Reserve Account Balance      $13,699,026.80

Memo Item - Advances:
 Servicer Advances - Current Month      $48,423.10
 Total Outstanding Servicer Advances $3,799,042.56

Exhibit 20.4
Page 3 of 3

Navistar Financial 1994-C Owner Trust
For the Month of January 1996

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                5               4               3                2                 1
                             Sep 1995        Oct 1995        Nov 1995         Dec 1995          Jan 1996
Beg. Pool Balance        $236,060,058.24  $229,333,221.86  $219,591,543.63  $213,168,898.49  $206,097,588.02


A) Loss Trigger:
Principal of Contracts
  Charged off                $323,377.55    $1,451,784.91      $241,202.65       $11,202.64       $62,797.81
Recoveries                    $19,396.52      $519,972.17      $386,966.75       $99,218.01      $569,047.99

Total Charged off
  (Months 5,4,3)           $2,016,365.11
Total Recoveries
  (Months 3,2,1)            1,055,232.75
Net Loss/(Recoveries)
  for 3 Mos.                 $961,132.36(a)

Total Balance
  (Months 5,4,3)         $684,984,823.73(b)

Loss Ratio [(a/b)(12)]           1.6838%

Trigger:
  Is Ratio> 1.5%                     Yes


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                               $4,758,802.38   $1,977,890.85    $1,299,903.50
  As % of Beginning
    Pool Balance                                              2.16712%       0.92785%       0.63072%
  Three Month Average                                         0.87369%       1.07386%       1.24190%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation




by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer